Exhibit 99.2

LIPOCINE INC.

Financial Statements

December 31, 2012 and 2011

LIPOCINE INC.

Financial Statements

December 31, 2012 and 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Lipocine Inc.:

We have audited the accompanying balance sheets of Lipocine Inc. as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lipocine Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Salt Lake City, Utah

July 24, 2013

LIPOCINE INC.

Balance Sheets

December 31, 2012 and 2011

	2012	2011
Assets
Current assets:
Cash and cash equivalents	$5,377,114	$8,567,823
Trade accounts receivable	—	313,753
Prepaid and other current assets	90,934	95,666
Related-party receivable	3,815	8,491

Total current assets	5,471,863	8,985,733
Property and equipment, net	49,355	79,605
Other assets	45,000	45,000

Total assets	$5,566,218	$9,110,338

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$87,027	$147,158
Accrued expenses	107,950	83,579
Income taxes payable	17,836	17,735
Deferred revenues, current	—	562,500

Total current liabilities	212,813	810,972
Income taxes payable, noncurrent	37,212	36,629
Deferred revenues, noncurrent	—	6,960,937

Total liabilities	250,025	7,808,538

Commitments and contingencies (notes 7 and 10)
Stockholders’ equity:
Series B convertible preferred stock, $0.001 par value; 4,100,000 shares authorized and issuable in series; 250,000 designated in series, 250,000 shares issued and outstanding as of December 31, 2012 and 2011	250	250
Series A common stock, $0.001 par value; 32,000,000 shares authorized; 10,351,334 issued and outstanding as of December 31, 2012 and 2011	10,351	10,351
Series B common stock, $0.001 par value; 11,000,000 shares authorized; 4,637,347 issued and outstanding as of December 31, 2012 and 2011	4,638	4,638
Additional paid-in capital	42,575,249	42,447,761
Accumulated deficit	(37,274,295)	(41,161,200)

Total stockholders’ equity	5,316,193	1,301,800

Total liabilities and stockholders’ equity	$5,566,218	$9,110,338

See accompanying notes to financial statements.

LIPOCINE INC.

Statements of Operations

Years ended December 31, 2012 and 2011

	2012	2011
Revenues:
License and milestone revenue	$7,523,438	$826,563
Research revenue	186,233	2,261,689

Total revenues	7,709,671	3,088,252
Operating expenses:
Research and development	2,281,196	3,112,531
General and administrative	1,551,199	2,307,513

Operating income (loss)	3,877,276	(2,331,792)
Other income, net	10,313	97,974

Income (loss) before income tax expense	3,887,589	(2,233,818)
Income tax expense (note 6)	(684)	(18,370)

Net income (loss)	$3,886,905	$(2,252,188)

Basic earnings (loss) per share attributable to Series A and B common stock	$0.25	$(0.15)

Weighted average common shares outstanding	14,988,681	14,951,715

Diluted earnings (loss) per share attributable to Series A and B common stock	$0.25	$(0.15)

Weighted average common shares outstanding, diluted	15,238,681	14,951,715

See accompanying notes to financial statements.

LIPOCINE INC.

Statements of Changes in Stockholders’ Equity

Years ended December 31, 2012 and 2011

	Series B convertible preferred stock		Series A common stock		Series B common stock
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
Balances at December 31, 2010	250,000	$250	10,351,334	$10,351	4,598,797	$4,599	$41,068,971	$(38,909,012)	$2,175,159
Net loss								(2,252,188)	(2,252,188)
Stock-based compensation							1,334,729		1,334,729
Issuance of vested restricted Series B common stock					38,550	39	(39)		—
Warrant extension							44,100		44,100

Balances at December 31, 2011	250,000	250	10,351,334	10,351	4,637,347	4,638	42,447,761	(41,161,200)	1,301,800
Net income								3,886,905	3,886,905
Stock-based compensation							127,488		127,488

Balances at December 31, 2012	250,000	$250	10,351,334	$10,351	4,637,347	$4,638	$42,575,149	$(37,274,295)	$5,316,193

See accompanying notes to financial statements.

LIPOCINE INC.

Statements of Cash Flows

Years ended December 31, 2012 and 2011

	2012	2011
Cash from operating activities:
Net income (loss)	$3,886,905	$(2,252,188)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	42,566	45,937
Stock-based compensation expense	127,488	1,334,729
Warrant-related expense	—	44,100
Changes in operating assets and liabilities:
Trade accounts receivable	313,753	411,159
Prepaid and other current assets	4,732	(12,572)
Related-party receivable	4,676	(3,315)
Trade accounts payable	(60,131)	(344,363)
Accrued expenses	24,371	(10,904)
Income taxes payable	684	18,370
Deferred revenues	(7,523,437)	2,173,437

Cash provided by (used in) operating activities	(3,178,393)	1,404,390
Cash used in investing activities:
Purchases of property and equipment	(12,316)	(20,484)

Cash used in investing activities	(12,316)	(20,484)

Net increase (decrease) in cash and cash equivalents	(3,190,709)	1,383,906
Cash and equivalents at beginning of year	8,567,823	7,183,917

Cash and equivalents at end of year	$5,377,114	$8,567,823

See accompanying notes to financial statements.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

(1)	Description of Business

Lipocine Inc. (“Lipocine” or the “Company”) was originally incorporated on June 19, 1997, under the laws of the State of Delaware. The Company is engaged in research and development for the delivery of drugs using its proprietary delivery technology. The Company’s principal operation is to provide oral delivery solutions for existing drugs. Lipocine develops its own drug candidates or it develops drug candidates on behalf of or in collaboration with corporate partners. The Company has funded operating costs primarily through collaborative license, milestone and research arrangements, and through federal grants.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include those related to revenue recognition; stock-based compensation; valuation of deferred taxes; income tax uncertainties; allowances for doubtful accounts, and the useful lives of property and equipment.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities to the Company of three months or less to be cash equivalents. Although the Company deposits its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits. Cash equivalents were $2,686,727 and $2,686,066 for December 31, 2012 and 2011.

(c)	Receivables

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. As of December 31, 2011, a single customer accounted for 100% of trade accounts receivable. That same customer represented 100% of license and milestone revenues for the years ended December 31, 2012 and 2011 and 100% and 92% of research revenue for the years ended December 31, 2012 and 2011.

The Company maintains an allowance for doubtful accounts for estimated losses. In establishing the allowance, management considers historical losses adjusted to take into account current market conditions and their customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Company had no write-offs in 2012 and 2011 and the Company did not record an allowance for doubtful accounts as of December 31, 2012 and 2011 as all trade accounts receivable were deemed collectible. The Company does not have any off-balance-sheet credit exposure related to its customers.

The related-party receivable represents amounts due from an employee as of December 31, 2012 and 2011. The employee was current in payments as of December 31, 2012, but subsequent to year-end the employee no longer works for the Company and the balance was forgiven in February 2013.

(d)	Revenue Recognition

Revenue is recognized when there is persuasive evidence that an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectibility is reasonably assured. The Company

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

recognizes up-front license fees as earned. Milestone payments are recognized upon successful completion of a performance milestone event. Contract revenues related to collaborative research and development agreements are recognized on a ratable basis as services are performed. Any amounts received in advance of performance are recorded as deferred revenue until earned.

The Company enters into arrangements with collaboration partners that sometimes involve multiple deliverables. These arrangements may contain one or more of the following elements: license and other up-front fees, contract research and development services, milestone payments and royalties. Each deliverable in the arrangement is evaluated to determine whether it meets the criteria to be accounted for as a separate unit of accounting or whether it should be combined with other deliverables. When deliverables are separable, consideration is allocated to the separate units of accounting based upon the relative selling price method, and appropriate revenue recognition principles are applied to each unit. When the Company determines that the arrangement should be accounted for as a single unit of accounting, revenue is recognized over the period for which performance obligations will be performed.

Up-front, nonrefundable fees and milestone payments received by the Company under license and collaboration arrangements that include future obligations, in whatever form, are recognized ratably over the expected performance period under each respective arrangement. Under these arrangements, the Company makes its best estimate of the period over which it expects to fulfill its performance obligations, which may include technology transfer assistance, research activities, clinical development activities, and manufacturing activities from development through the commercialization of the product. Given the uncertainties of these extended collaboration arrangements, significant judgment is required to determine the duration of the performance period. For license and collaboration arrangements where no future performance obligations exist, up-front, nonrefundable fees and milestone payments are recognized when received. Any amounts received in advance of performance are recorded as deferred revenue until recognized.

The Company may provide research and development services under collaboration arrangements to advance the development of jointly owned products. The Company records the expenses incurred and reimbursed on a net basis.

(e)	Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Maintenance and repairs that do not extend the life or improve the asset are expensed in the year incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are five years for laboratory and office equipment, three years for computer equipment and software, and seven years for furniture and fixtures.

(f)	Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances, which indicate that their carrying value may not be recoverable. Long-lived assets are reported at the lower of carrying amount or fair value.

(g)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of its income tax expense.

(h)	Share-Based Payments

The Company recognizes stock-based compensation expense for grants of stock option awards and restricted stock under the Company’s Incentive Plan to employees and nonemployee members of the Company’s board of directors based on the grant-date fair value of those awards. The grant-date fair value of an award is generally recognized as compensation expense over the award’s requisite service period. In addition, the Company has granted performance-based stock option awards and restricted stock grants, which vest based upon the Company satisfying certain performance conditions. Potential compensation cost, measured on the grant date, related to these performance options will be recognized only if, and when, the Company estimates that these options will vest, which is based on whether the Company considers the options’ performance conditions to be probable of attainment. The Company’s estimates of the number of performance-based options that will vest will be revised, if necessary, in subsequent periods. In addition, the Company grants stock options to nonemployee consultants from time to time in exchange for services performed for the Company. Equity instruments granted to nonemployees are subject to periodic revaluation over their vesting terms.

The Company uses the Black-Scholes model to compute the estimated fair value of stock option awards. Using this model, fair value is calculated based on assumptions with respect to (i) expected volatility of the Company’s Common Stock price, (ii) the periods of time over which employees and members of the board of directors are expected to hold their options prior to exercise (expected term), (iii) expected dividend yield on the Common Stock, and (iv) risk-free interest rates. Stock-based compensation expense also includes an estimate, which is made at the time of grant, of the number of awards that are expected to be forfeited. This estimate is revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation cost that has been expensed in the statements of operations amounted to $127,488 and $1,334,729 for the years ended December 31, 2012 and 2011, allocated as follows:

	Year ended December 31
	2012	2011
Research and development	$40,414	$423,109
General and administrative	87,074	911,620

	$127,488	$1,334,729

In 2012, the Company did not issue any stock-based compensation awards. In 2011, the Company issued 1,095,791 Series B common stock options to management, employees, and directors of the Company, which were 100% vested at date of grant. The Company recognized $1,077,725 of stock-based compensation expense in connection with these awards.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

Key assumptions used in the determination of the fair value of stock options granted are as follows:

Expected Term: The expected term represents the period that the stock-based awards are expected to be outstanding. Due to limited historical experience of similar awards, the expected term was estimated using the simplified method in accordance with the provisions of Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, for awards with stated or implied service periods. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. For awards with performance conditions, and that have the contractual term to satisfy the performance condition, the contractual term was used.

Risk-Free Interest Rate: The risk-free interest rate used was based on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term.

Expected Dividend: The expected dividend assumption is based on management’s current expectation about the Company’s anticipated dividend policy. The Company does not anticipate declaring dividends in the foreseeable future.

Expected Volatility: Since the Company does not have sufficient trading history, the volatility factor was based on the average of similar public companies. When selecting similar companies, the Company considered the industry, stage of life cycle, size, and financial leverage.

No stock options were granted in 2012. For options granted in 2011, the Company calculated the fair value of each option grant on the respective dates of grant using the following weighted average assumptions:

2011
Expected term	5.55 years
Risk-free interest rates	1.53%
Expected dividend yield	—
Expected volatility	70.66

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation requires the Company to recognize compensation expense for the portion of options that are expected to vest. Therefore, the Company applied estimated forfeiture rates that were derived from historical employee termination behavior. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in future periods.

As of December 31, 2012, there was $1,088,536 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Company’s stock option plan. That cost is expected to be recognized over a weighted average period of five years and will be adjusted for subsequent changes in estimated forfeitures. The weighted average fair value of share-based compensation awards granted during the year ended December 31, 2011 was approximately $1.02.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

(i)	Fair Value

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Quoted prices for identical instruments in active markets.

•

Level 2 Inputs: Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuation in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3 Inputs: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

For trade accounts receivable, prepaid and other current assets, related-party receivable, trade accounts payable, and accrued expenses, the carrying amounts approximate fair value because of the short maturity of these instruments.

The following table presents the placement in the fair value hierarchy of assets and liabilities that are measured at fair value on a recurring basis at December 31, 2012 and 2011:

	December 31, 2012	Fair value measurements at reporting date using
		Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
Assets:
Cash equivalents-money market funds	$2,686,727	$2,686,727	$—	$—

	$2,686,727	$2,686,727	$—	$—

	December 31, 2011	Fair value measurements at reporting date using
		Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
Assets:
Cash equivalents-money market funds	$2,686,066	$2,686,066	$—	$—

	$2,686,066	$2,686,066	$—	$—

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

The following methods and assumptions were used to determine the fair value of each class of assets and liabilities recorded at fair value in the balance sheets:

Cash equivalents: Cash equivalents primarily consist of highly rated money market funds with original maturities to the Company of three months or less, and are purchased daily at par value with specified yield rates. Due to the high ratings and short-term nature of the funds, the Company considers all cash equivalents as Level 1.

The Company’s accounting policy is to recognize transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer. There were no transfers into or out of Level 1 for the years ended December 31, 2012 or 2011.

(j)	Earnings (Loss) per Share

Basic earnings (loss) per share is calculated by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the fiscal period. Net income (loss) available to common shareholders for the years ended December 31, 2012 and 2011 was calculated using the two-class method, which is an earnings allocation method for computing earnings (loss) per share when an entity’s capital structure includes common stock and participating securities. The two-class method determines earnings (loss) per share based on dividends declared on common stock and participating securities (i.e., distributed earnings) and participation rights of participating securities in any undistributed earnings (loss). The application of the two-class method was required as the Company has Class A and Class B common stock and since the Company’s Series B preferred stock and the unvested restricted stock each contain a participation feature.

Diluted earnings (loss) per share is based on the weighted average number of common shares outstanding plus, where applicable, the additional potential common shares that would have been outstanding related to dilutive options, warrants, convertible preferred stock, and unvested restricted stock, to the extent such shares are dilutive.

The Company computes earnings (loss) per share in accordance with ASC 260-10, Earnings per Share. Under the guidance, unvested restricted stock grants and Series B convertible preferred stock that contain non-forfeitable rights to dividends or dividend equivalents are participating securities and, therefore, are included in computing basic earnings per share (“EPS”) pursuant to the two-class method. The two-class method determines earnings (loss) per share for each class of common stock and participating securities according to dividends or dividend equivalents and their respective participation rights in undistributed earnings (loss). However, unvested restricted stock grants and Series B convertible preferred stock are not included in computing EPS for the year ended December 31, 2011 as the Company has losses for this period and these securities are not contractually obligated to share in losses of the Company.

The computation of basic earnings (loss) per share is based on the number of weighted average common shares outstanding during the period. The computation of diluted earnings (loss) per share includes the dilutive effect of common stock equivalents consisting of incremental common shares deemed outstanding from the assumed exercise of stock options and the dilutive effect of restricted stock awards.

The following table sets forth the computation of basic and diluted earnings (loss) per share of Class A and Class B common stock at December 31, 2012 and 2011. The allocation of undistributed earnings (losses) to Class A and Class B common stock in the table below excludes $148,468 and $0 of net income (loss) allocated to the participating securities as December 31, 2012 and 2011.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

	Years ended December 31
	2012		2011
	Class A	Class B	Class A	Class B
Basic net income (loss) per share attributable to Class A and Class B common stock:
Numerator
Allocation of undistributed earnings (losses) to Class A and Class B common stock	$2,581,803	$1,156,634	$(1,559,190)	$(692,998)
Denominator
Weighted avg. commons shares outstanding	10,351,334	4,637,347	10,351,334	4,600,381

Number of shares used in per share computation	10,351,334	4,637,347	10,351,334	4,600,381
Basic earnings (losses) per share attributable to Class A and Class B common stock	$0.25	$0.25	$(0.15)	$(0.15)

Diluted net income (loss) per share attributable to Class A and Class B common stock:
Numerator
Allocation of undistributed earnings (losses) to Class A and Class B common stock in basic earnings per share	$2,581,803	$1,156,634	$(1,559,190)	$(692,998)
Plus: Undistributed earnings (losses) allocated to Series B convertible preferred shares	62,354	—	—	—

Total earnings (losses) used in per share computation	2,644,156	1,156,634	(1,559,190)	(692,998)
Denominator
Weighted avg. common shares used in basic per share computation	10,351,334	4,637,347	10,351,334	4,600,381
Plus: Weighted avg. Series B convertible preferred shares	250,000	—	—	—

Number of shares used in per share computation	10,601,334	4,637,347	10,351,334	4,600,381
Diluted earnings (losses) per share attributable to Class A and Class B common stock	$0.25	$0.25	$(0.15)	$(0.15)

The computation of diluted earnings per share for the years ended December 31, 2012 and 2011 does not include the following unvested restricted stock, stock options and warrants to purchase shares in the computation of diluted earnings per share because these instruments were antidilutive:

	December 31
	2012	2011
Stock options	3,403,001	3,419,201
Unvested restricted stock	345,263	383,916
Warrants	70,000	70,000

(k)	Comprehensive Income

The Company has no components of income that would require classification as other comprehensive income for the year ended December 31, 2012 or 2011.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

(l)	Segment Information

The Company is a single reportable segment engaged in research and development for the delivery of drugs using its proprietary delivery technology. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions regarding resource allocation and assessing performance. The chief operating decision maker made such decisions and assessed performance at the company level, as one segment.

(3)	Liquidity

The Company has, at times, incurred negative cash flow from operations, and has expended, and expects to continue to expend substantial amounts to fund its central and ongoing research and development activities. The Company believes its existing capital resources at December 31, 2012 should be sufficient to fund its current operations through at least January 1, 2014. The Company will need to raise additional funds to support its planned operations, long-term research, product development, and commercialization programs. However, there is no assurance that, if required, the Company will be able to raise additional capital or reduce spending, including modifying or terminating planned clinical trials or commercialization programs, to provide the required liquidity.

(4)	Collaborative Agreements

(a)	Abbott Products, Inc.

On May 15, 2009, the Company granted an exclusive license to Solvay Pharmaceuticals, Inc. (later acquired by Abbott Products, Inc.) to certain rights to its intellectual property in exchange for an up-front license fee of $4,000,000, certain specified payments upon achievement of various development and commercial milestones or the passage of time and also a royalty on related net sales. The Company also received research revenue for services rendered during the development period and reimbursement of out-of-pocket expenses.

The Company received the up-front fee of $4,000,000 in 2009 and milestone payments, related solely to the passing of time and not the achievement of any of the development or commercial milestones, totaling $3,000,000 and $2,000,000 in 2011 and 2010. The up-front license fee and milestone payments were recorded as a single unit of account, as the delivered technology does not have stand-alone value. Total consideration was recorded using cumulative catch-up method as payments were deemed collectible over the estimated term of the contract for which the Company has continuing performance obligations. Licensing and milestone revenue of $826,563 was recognized in 2011, which included the reversal of $40,650 record in prior periods due to a change in the estimated term of the contract. The agreement was terminated effective March 29, 2012, and the balance of deferred revenue of $7,523,438 was recognized as licensing and milestone revenue in 2012. The Company also earned research revenue under the agreement of $186,233 and $2,083,843 in 2012 and 2011.

(b)	Nexgen Pharma, Inc.

On May 21, 2011, the Company entered into a collaborative product development agreement with Nexgen Pharma, Inc. (“Nexgen”). Under the agreement, the parties agreed to jointly develop certain products for the treatment of coughs and colds and to share future revenues from those products. Nexgen agreed to reimburse the Company at cost for all future clinical costs incurred in the development of the products. A total of $759,292 and $551,368 was reimbursed for related expenses under the agreement in 2012 and 2011 and recorded net in research and development expense. The Company is responsible for certain new drug application (“NDA”) filing costs with the Food and

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

Drug Administration (“FDA”) under terms of this contract and, additionally, will participate on a joint steering committee with Nexgen for the development, regulatory, and manufacturing strategy of product candidates. On July 23, 2013 the Company transferred all rights and obligations under this agreement to Spriaso, LLC (see note 11).

(c)	Tonix Pharmaceuticals, Inc.

In June 2007, the Company entered into a Feasibility and Option Agreement (the “Feasibility Agreement”) with Tonix Pharmaceuticals, Inc., (“Tonix” formerly known as Kiele Pharmaceuticals, Inc.) that was amended in October 2010. The Company’s clinical work under the Feasibility Agreement was completed during 2011 and $177,846 of research revenue was recognized. Tonix has stated that it does not plan to exercise its option to license technology from the Company under the Feasibility Agreement.

(d)	Contract Research and Development

The Company has entered into agreements with various contract organizations that conduct preclinical, clinical, analytical and manufacturing development work on behalf of the Company as well as a number of independent contractors, primarily clinical researchers, who serve as advisors to the Company. The Company incurred expenses of $1,128,845 and $1,191,997 under these agreements in 2012 and 2011.

(5)	Property and Equipment

Property and equipment consisted of the following:

	December 31
	2012	2011
Lab and office equipment	$35,549	$35,549
Computer equipment and software	960,044	947,728
Furniture and fixtures	51,404	51,404

	1,046,997	1,034,681
Less accumulated depreciation	(997,642)	(955,076)

	$49,355	$79,605

Depreciation and amortization expense for the years ended December 31, 2012 and 2011 was $42,566 and $45,937.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

(6)	Income Taxes

(a)	Income Tax Expense

Income tax expense consists of:

	Current	Deferred	Total
Year ended December 31, 2012:
U.S. federal	$584	$—	$584
State and local	100	—	100

	$684	$—	$684

Year ended December 31, 2011:
U.S. federal	$18,270	$—	$18,270
State and local	100	—	100

	$18,370	$—	$18,370

(b)	Tax Rate Reconciliation

Income tax expense was $684 and $18,370 for the years ended December 31, 2012 and 2011, and differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations as a result of the following:

	December 31
	2012	2011
Computed “expected” tax expense (benefit)	$1,321,780	$(759,498)
Increase (reduction) in income taxes resulting from:
Change in valuation allowance	(1,365,408)	796,699
Research and development tax credits	—	(146,454)
State and local income taxes, net of federal income tax benefit	66	66
Stock option expense	32,336	104,339
Nondeductible contributions	—	14,994
Other, net	11,910	8,224

	$684	$18,370

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

(c)	Significant Components of Deferred Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2012 and 2011 are presented below.

	December 31
	2012	2011
Deferred tax assets:
Stock-based compensation	$859,095	$846,466
Net operating loss carryforwards	9,216,044	7,875,727
Employee benefits	38,927	28,139
Alternative-minimum tax credit carryforwards	17,635	17,635
Research and development tax credits	1,210,405	1,163,528
Deferred revenue	—	2,934,140
Other deductible temporary differences	280,872	280,872

Total gross deferred tax assets	11,622,978	13,146,507
Less valuation allowance	(11,619,578)	(13,138,909)

Net deferred tax assets	3,400	7,598

Deferred tax liabilities:
Plant and equipment	(3,400)	(7,598)

Total gross deferred tax liabilities	(3,400)	(7,598)

Net deferred tax liabilties	$—	$—

The valuation allowance for deferred tax assets as of December 31, 2012 and 2011 was $11,619,578 and $13,138,909. The net change in the valuation allowance was a decrease of $1,519,331 in 2012 and an increase of $946,054 in 2011. A valuation allowance has been provided for the full amount of the Company’s net deferred tax assets as the Company believes it is more likely than not that these benefits will not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment.

At December 31, 2012, the Company has net operating loss carryforwards for federal income tax purposes of $23,631,037, which are available to offset future federal taxable income, if any, through 2032. The Company has net operating loss carryforwards for state income tax purposes of $23,629,837, which are available to offset future state taxable income. The Company’s net operating loss carryforwards expire between 2023 and 2032. In addition, the Company has alternative minimum tax credit carryforwards of approximately $17,635, which are available to reduce future federal regular income taxes, if any, over an indefinite period.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

The Company’s federal and state income tax returns for December 31, 2009 through 2012 are open tax years.

A reconciliation of the beginning and ending amount of total unrecognized tax contingencies, excluding interest and penalties, for the years ended December 31, 2012 and 2011 are as follows:

	December 31
	2012	2011
Balance, beginning of year	$28,304	$28,304

Balance, end of year	$28,304	$28,304

Included in the balance of total unrecognized tax contingencies at December 31, 2012 and 2011 are potential contingencies of $37,212 and $36,629, which includes interest and penalties, that if recognized, would affect the effective rate. Cumulative interest and penalties associated with unrecognized tax consequences is $8,908 and $8,325, for December 31, 2012 and 2011. Interest associated with unrecognized tax contingencies, recognized as a component of income tax expense was $583 and $635 for the years ended December 31, 2012 and 2011. The unrecognized tax contingency is expected to be settled during the year ended December 31, 2013.

The information presented above related to current and deferred taxes does not reflect the impact of the American Taxpayer Relief Act of 2012 (“Act”), which was enacted on January 2, 2013. The Company anticipates that the retroactive provisions of the Act, primarily the reinstatement of the research and development tax credit, will increase deferred tax assets prior to application of a full valuation allowance by approximately $121,879, which will be recorded as of the enactment date in 2013.

(7)	Leases

On August 6, 2004, the Company assumed a noncancelable operating lease for office space and laboratory facilities. Under the lease the Company pays a pro-rata share of property taxes, insurance, and common area maintenance. On June 21, 2011, the Company agreed to extend the lease through November 30, 2014 and has the option to renew for an additional two years.

Future minimum lease payments under the noncancelable operating lease as of December 31, 2012 are:

Operating leases
Year ending December 31:
2013	$263,158
2014	247,841

Total minimum lease payments	$510,999

The Company’s rent expense was $347,960 and $342,554 for the years ended December 31, 2012 and 2011.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

(8)	Stockholders’ Equity

(a)	Preferred Stock

Series B convertible preferred stock may be converted any time after three years after issuance and at the option of the holder into Series A common stock on a one-to-one basis. Series B preferred stockholders are not entitled to vote. Series B convertible preferred stock has liquidation rights consistent with common stockholders based on the number of common shares into which Series B preferred is convertible. At December 31, 2012, all outstanding Series B preferred shares are convertible.

Preferred stockholders are entitled to receive dividends when and if declared by the board of directors with respect to Series A voting common stock. The Company may not pay or declare any form of dividend to Series A common stockholders without at the same time paying or declaring the same per share dividend to the preferred stockholders as if all preferred shares were converted to common stock at the date of declaration.

(b)	Common Stock

Common stock consists of two series; Series A common stock and Series B common stock. Both series bear the same rights except Series B shareholders are not entitled to vote. Any Series B common stock automatically converts to Series A common stock upon any consolidation, merger, or reorganization, which the Company is not the surviving entity or the closing of a public offering of Series A common stock.

(c)	Stock Option Plan

In January 2011, the board of directors adopted the 2011 Equity Incentive Plan (the “2011 Plan”) that provides for the granting of nonqualified and incentive stock options and restricted stock. The 2011 Plan assumed all of the obligations, which existed under the previous 2000 Stock Option Plan. Under the 2011 Plan, the Company has granted nonqualified and incentive stock options for the purchase of Series B common stock to directors, employees and nonemployees providing services to the Company. The board of directors, on an option-by-option basis, determines the number of shares, exercise price, term, and vesting period. Options granted generally have a ten-year term and vest over a period of zero to five years. An aggregate of 6,000,000 shares are authorized for issuance under the amended 2011 Plan, with 1,938,726 shares remaining available for grant as of December 31, 2012.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

A summary of stock option activity is as follows:

	Outstanding stock options
	Number of shares	Weighted average exercise price
Balance at December 31, 2011	3,419,201	1.72
Options granted	—
Options exercised	—
Options forfeited	(3,227)	1.68
Options cancelled	12,973	1.68

Balance at December 31, 2012	3,403,001	1.72

Options exerciseable at December 31, 2012	2,949,041	1.73

The following table summarizes information about stock options outstanding at December 31, 2012:

Options outstanding			Options exercisable
Number outstanding	Weighted average remaining contractual life (Years)	Weighted average exercise price	Number exerciseable	Weighted average remaining contractual life (Years)	Weighted average exercise price
3,403,001	7.86	$1.72	2,949,041	7.81	$1.73

(d)	Restricted Series B Common Stock

In 2010, the Company issued 385,500 shares of restricted Series B common stock to employees. These shares vest on a performance basis based upon the attainment of certain milestones by the Company and are subject to forfeiture if vesting conditions are not met. The fair value of these shares when issued was $1.68 per share. As of December 31, 2012 and 2011, these restricted shares were 10% vested. The compensation expense for these awards was determined based upon the fair value of Series B common stock at the date of grant applied to the total number of shares that were anticipated to fully vest.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

A summary of restricted stock activity is as follows:

Number of shares
Balance at December 31, 2010	385,500
Vested	(38,550)
Forfeited	—

Balance at December 31, 2011	346,950
Vested	—
Forfeited	(5,400)

Balance at December 31, 2012	341,550

(e)	Warrants

For charitable purposes, on December 23, 2003, the Company granted warrants to a local university for 70,000 shares of Series B convertible preferred Stock at a price of $3.57 per share with an original expiration date of December 31, 2010. In January 2011, the Company extended the term to December 31, 2015 at the same price. The Company expensed $44,100 during 2011 related to the extension.

(9)	401(k) Plan

On January 1, 2002, the Company adopted a tax qualified employee savings and retirement plan (the “401(k) Plan”) covering eligible employees. Pursuant to the 401(k) Plan, employees may elect to reduce current compensation by a percentage of eligible compensation, not to exceed legal limits, and contribute the amount of such reduction to the 401(k) Plan. The 401(k) Plan permits but does not require additional matching and profit sharing contributions to the 401(k) Plan by the Company on behalf of the participants. The Company did not make any contributions to the 401(k) Plan during the years ended December 31, 2012 and 2011.

(10)	Commitments and Contingencies

Guarantees and Indemnifications

In the ordinary course of business, the Company enters into agreements, such as lease agreements, licensing agreements, clinical trial agreements, and certain services agreements, containing standard guarantee and / or indemnifications provisions. Additionally, the Company has indemnified its directors and officers to the maximum extent permitted under the laws of the State of Delaware.

LIPOCINE INC.

Notes to Financial Statements

December 31, 2012 and 2011

(11)	Subsequent Events

(a)	Agreement with Spriaso, LLC

On July 23, 2013, the Company entered into assignment/license and services agreements with Spriaso LLC (“Spriaso”), a related-party that is expected to be initially majority-owned by the current directors of Lipocine Inc. and their affiliates. Under the assignment agreement, the Company assigned and transferred to Spriaso all of the Company’s rights, title, and interest in its intellectual property to develop products in the cough and cold field. In addition, Spriaso received all rights and obligations under the Company’s product development agreement with Nexgen. In exchange, the Company would be entitled to receive a potential cash royalty of 20 percent of the net proceeds received by Spriaso, up to a maximum of $10 million. Spriaso also granted back to the Company an exclusive license to such intellectual property to develop products outside of the cough and cold field. Under the service agreement, the Company will provide facilities and up to 10 percent of the services of certain employees to Spriaso for a period of up to 18 months. The Company may provide additional services to be charged at cost to Spriaso. Spriaso may file its first NDA prior to the Company filing its first NDA and as an affiliated entity it will use up the one-time waiver for user fees for a small business submitting its first human drug application to the FDA.

(b)	Repurchase of Restricted Series B Common Stock

On June 28, 2013, the Company repurchased a combined total of 29,500 shares of restricted Series B common stock from six employees at a price of $1.80 per share.

(c)	Modification of Existing Stock Options

During January 2013, the Company modified 3,262,948 existing time-vested and performance based stock options by lowering the exercise price to $0.782. Additionally, the Company modified the vesting terms for its unvested performance based stock options and unvested restricted stock to vest on the earlier of the first closing in the pivotal clinical study for its lead drug candidate, or 50% on January 31, 2014 and 50% on January 31, 2015. Compensation expense of $421,950 was recorded as a result of the modifications.

(d)	Merger Agreement

On July 24, 2013, Marathon Bar Corp. (“Marathon Bar”), a Delaware corporation, and MBAR Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Marathon Bar, and Lipocine Inc., a privately held company incorporated in Delaware, executed an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Lipocine and Lipocine was the surviving entity.